Exhibit 4.1

               Incorporated under the Laws of the State of Nevada

Certificate No.                                                 Shares
    A XX                                                      - XXX,XXX -
   -------                                                   -------------


                      SEE RESTRICTIVE LEGEND ON THE REVERSE
                          SECURECARE TECHNOLOGIES, INC.
                 TOTAL AUTHORIZED SHARE ISSUE 65,000,000 SHARES
                 50,000,000 SHARES PAR VALUE $.001 COMMON STOCK
                15,000,000 SHARES PAR VALUE $.001 PREFERRED STOCK
                                  CONSISTING OF
          12,000,000 SHARES PAR VALUE $.001 BLANK CHECK PREFERRED STOCK
            3,000,000 SHARES PAR VALUE $.001 SERIES A PREFERRED STOCK


                  This is to Certify that - XXXX Xxxx - is the
                                          -------------
                                    owner of

                        - XXX XXXXXX XXXXXXX (XXX,XXX) -
                        --------------------------------
                  Fully paid and non- assessable shares of the
           Series A Preferred Stock of SecureCARE Technologies, Inc.

transferable on the books of the Corporation by the holder in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         Witness, the signatures of its duly authorized officers.

Dated:


Secretary                                             President